Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Stark Financial, Inc.

West Palm Beach, Florida

I hereby consent to the incorporation in this Registration Statement on Form 10/Amendment 1 my report dated May 31, 2012, relating to the financial statements for the fiscal years ended May 31, 2011 and 2010.

/s/ Michael F. Cronin

Michael F. Cronin

Certified Public Accountant

June 20, 2012